UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

INTERNATIONAL ISOTOPES INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On February 8, 2024, International Isotopes Inc. (“INIS”) and its wholly-owned subsidiary International Isotopes Fluorine Products, Inc. (together with INIS, the “Company”) entered into an Asset Purchase Agreement (the “APA”) with American Fuel Resources, LLC (“AFR”), pursuant to which the Company agreed to sell to AFR all the assets and certain specified liabilities of the Company’s depleted uranium deconversion and fluorine extraction plant (the “DUF6 Plant”), subject to the terms and conditions set forth in the APA (the “Transaction”). The Company expects to close the Transaction in approximately 12 to 24 months, subject to satisfaction of certain closing conditions (the “Closing”).

The purchase price to be paid by AFR in the Acquisition will consist of (i) $50,000 to be paid withing five business days of execution of the APA (the “Prepayment”), and (ii) $12,500,000 paid at the Closing, less the Prepayment. The APA contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature. Closing of the Transaction is also subject to certain closing conditions, including (i) transfer of the U.S. Nuclear Regulatory Commission (NRC) license related to the DUF6 Plant (the “NRC License Transfer”) and (ii) transfer of Purchased Assets (as defined in the APA), which includes licenses, patents, agreements, and other records of the DUF6 Plant.

The APA may be terminated, among other things, (i) upon mutual written consent by the parties to the APA, (ii) by either party upon material breach of the APA by the other party, subject to applicable cure periods, and (iii) by AFR if there is reason to believe that the NRC License Transfer will not be completed by March 31, 2026.

The foregoing summary of the APA does not purport to be complete and is subject to and is qualified in its entirety by the terms of the APA, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 7.01.         Regulation FD.

On February 8, 2024, the Company issued a press release relating to the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*#	Asset Purchased Agreement, dated February 8, 2024, among International Isotopes Inc., International Isotopes Fluorine Products, Inc. and American Fuel Resources, LLC.
99.1	Press Release, dated February 8, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*         Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and is the type of information that the registrant treats as private or confidential.

#         Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: February 8, 2024	By:	/s/ Shahe Bagerdjian
Shahe Bagerdjian Chief Executive Officer